                                                                    Exhibit 3.58

                           ARTICLES OF INCORPORATION
                           -------- -- -------------

                                      OF

                           JANESVILLE WILSONS, INC.
                           ---------- -------- ----


     The undersigned, an individual, does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of organizing a business corporation (hereinafter called the "corporation") pursuant to the provisions of the Wisconsin Business Corporation Law.

     FIRST:  The corporation is incorporated under the Wisconsin Business
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Corporation Law.

     SECOND: The corporate name of the corporation is JANESVILLE WILSONS, INC.
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     THIRD:  The number of shares that the corporation is authorized to issue is
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one hundred, all of which are without par value and are of the same class and are to be Common shares.

     FOURTH:  The Board of Directors of the corporation is not authorized to act
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under Section 180.0602(1) of the Wisconsin Business Corporation Law.

     FIFTH:  The street address of the initial registered office of the
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corporation in the State of Wisconsin is 110 East Main Street, Madison,
Wisconsin 53703.

     The name of the initial registered agent of the corporation at the said registered office is United States Corporation Company.

     SIXTH:  The name and the address of the incorporator are:
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     NAME                                           ADDRESS
     ----                                           -------

     Athena Togias                           15 Columbus Circle
                                             New York, NY  10023-7773

     SEVENTH:  The purposes for which the corporation is organized, which shall
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include the authority of the corporation to engage in any lawful business as provided in Section 180.0301 of the Wisconsin Business Corporation Law, are as follows:

          To buy, sell and generally deal in and with (at wholesale, retail or both) men's, women's and children's clothing, shoes, jewelry, belts, pocketbooks, and other accessories and wearing apparel of every kind and description.

          To have all of the general powers granted to corporations organized under the Wisconsin Business Corporation Law, whether granted by specific statutory authority or by construction of law.
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     EIGHTH:  Except as may otherwise be provided by Section 180.0704 of the
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Wisconsin Business Corporation Law, and subject to the applicable requirements of that Section, action required or permitted by the Wisconsin Business Corporation Law to be taken at a shareholders' meeting may be taken without a meeting by shareholders who would be entitled to vote at a meeting those shares with voting power to cast not less than the minimum number or, in the case of voting by voting groups, the minimum numbers of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted.

     NINTH:  The corporation shall, to the fullest extent permitted by the
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provisions of the Wisconsin Business Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent.

     TENTH:  The duration of the corporation shall be perpetual.
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Signed on November 5, 1991.



                                        /s/ Athena Togias
                                        ----------------------------------------
                                        Athena Togias, Incorporator

This document was drafted by

Arthur V. Richards, Esq.
c/o Prentice Hall Legal & Financial Services
Attention:  Ann Patalano
15 Columbus Circle
New York, New York  10023-7773

                              ARTICLES OF MERGER
                                      OF
                          CAPITOL COURT WILSONS, INC.
                                 WITH AND INTO
                           JANESVILLE WILSONS, INC.


To the Secretary of State
State of Wisconsin

     Pursuant to the provisions of Section 108.1105 of the Wisconsin Business Corporation Law, the domestic business corporations herein named do hereby submit the following Articles of Merger.

     1. The name of the merging (non-surviving) corporation is CAPITOL COURT WILSONS, INC., a Wisconsin corporation (the "Terminating Corporation").

     2. The name of the surviving corporation is JANESVILLE WILSONS, INC., a Wisconsin corporation (the "Surviving Corporation").

     3. Annexed hereto as Exhibit A and made a part hereof is the Plan of Merger (the "Plan") for merging the Terminating Corporation with and into the Surviving Corporation, as approved by resolution duly adopted by the Board of Directors of the Terminating Corporation and by resolution duly adopted by the Board of Directors of the Surviving Corporation.

     4. With respect to each of the Terminating Corporation and the Surviving Corporation, the Plan was approved in accordance with the provisions of Section 180.1103 of the Wisconsin Business Corporation Law.

     5. The effective time and date of these Articles of Merger and the merger herein provided for shall be the close of business on August 3, 1996.

Executed on July 19, 1996

                                             CAPITOL COURT WILSONS, INC.



                                   By:  /s/ David L. Rogers
                                        ----------------------------------------
                                   Name:    David L. Rogers
                                   Capacity:  President

                                             JANESVILLE WILSONS, INC.



                                   /s/ David L. Rogers
                                   ---------------------------------------------
                                   Name:  David L. Rogers
                                   Capacity:  President


This document was drafted by:

Amy Greene
Faegre & Benson
2200 Norwest Center
90 South Seventh Street
Minneapolis, Minnesota 55402

                                                                       EXHIBIT A

                                PLAN OF MERGER


     CAPITOL WILSONS, INC., a Wisconsin corporation (the "Terminating Corporation"), and JANESVILLE WILSONS, INC., a Wisconsin corporation ("Janesville"), shall merge into a single corporation pursuant to the Wisconsin Business Corporation Law upon the following terms and conditions:

     (1) The merger of the Terminating Corporation into Janesville (the "Merger") shall be effective at the close of business on August 3, 1996, and Janesville shall be the surviving corporation following the Merger (the "Surviving Corporation").

     (2) Upon the effectiveness of the Merger, all of the outstanding shares of capital stock of the Terminating Corporation shall be canceled, no shares of the Surviving Corporation, cash or other consideration shall be issued in exchange therefor or upon cancellation thereof, and each share of capital stock of Janesville shall remain outstanding as capital stock of the Surviving Corporation and shall not be converted or exchanged or in any way modified as a result of the Merger.

     (3) Upon the effectiveness of the Merger, the corporate existence of the Terminating Corporation shall cease, and the corporate existence of Janesville, as the Surviving Corporation, shall continue under, and shall be governed by, the laws of the State of Wisconsin.

     (4) The Articles of Incorporation and By-Laws of Janesville in effect immediately prior to the effectiveness of the Merger, by virtue of the Merger and without further action by the shareholders or directors of the Terminating Corporation or Janesville, shall continue as, and shall be deemed to be, the Articles of Incorporation and By-Laws of the Surviving Corporation until amended in accordance with the laws of the State of Wisconsin, except that, upon the effectiveness of the Merger, Article Second of said Articles of Incorporation shall be deemed to be amended to read in its entirety as follows:

     "SECOND:  The corporate name of the corporation is Wilsons Leather of
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     Wisconsin Inc."

     (5) The directors of Janesville immediately prior to the effectiveness of the Merger shall be the directors of the Surviving Corporation, subject to the applicable provisions of the By-Laws of the Surviving Corporation, until the expiration of the respective terms of such directors for which they were elected and until their respective successors are elected and have qualified or as otherwise provided in the By-Laws of the Surviving Corporation. The officers of Janesville immediately prior to the effectiveness of the Merger shall be the officers of the Surviving Corporation until their respective successors are chosen and have qualified or as otherwise provided in the By-Laws of the Surviving Corporation.